UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) April 20, 2000


                      SUPERIOR ENERGY SERVICES, INC.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Delaware                   0-20310                 75-2379388
(STATE OR OTHER JURISDICTION     (COMMISSION             (IRS EMPLOYER
    OF INCORPORATION)             FILE NUMBER)         IDENTIFICATION NO.)



1105 Peters Road, Harvey, Louisiana                         70058
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)



                              (504) 362-4321
           (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 7.   Financial   Statements,   Pro  Forma  Financial  Information  and
Exhibits.


(b) Pro Forma Financial Information - unaudited

     On  July  15, 1999, a subsidiary of  Superior  Energy  Services,  Inc.
("Superior") merged (the "Merger") with Cardinal Holding Corp. ("Cardinal"). As a result of the Merger, Cardinal became a subsidiary of Superior. However, the Merger was treated, for accounting purposes, as if Superior was acquired by Cardinal in a purchase transaction. In addition, on November 1, 1999, Superior acquired (the "PMI Acquisition") Production Management Companies, Inc. ("PMI").

     The following unaudited pro forma condensed financial information for the year ended December 31, 1999 has been prepared by management assuming that the Merger and the PMI Acquisition occurred on January 1, 1999. In preparing the information, management has utilized the following financial statements:

(A) the historical financial statements of Superior as of December 31, 1999, which as a result of the accounting treatment of the Merger and the PMI Acquisition reflect (a) the results of Cardinal's operations through the date of the Merger, (b) the results of the combined operations of Cardinal and Superior following the Merger but prior to the PMI Acquisition and (c) the results of the combined operations of Cardinal, Superior and PMI following the PMI Acquisition;

(B)  the  financial statements of Superior prior to the  Merger; and

(C)  the financial   statements  of  PMI  prior  to  the  PMI Acquisition.

The pro forma adjustments that have been made to reflect the assumption that the Merger and PMI Acquisition occurred on January 1, 1999 are described in the accompanying notes and are based upon estimates and certain assumptions that management of the companies believes reasonable under the circumstances.

     The unaudited pro forma condensed financial information is for comparative purposes only and does not purport to be indicative of the results which would actually have been obtained had the Merger and the PMI Acquisition been effected on January 1, 1999, or of the results which may be obtained in the future. The unaudited pro forma condensed financial information, in the opinion of management, reflects all adjustments necessary to present fairly the data for such period.

                         Superior Energy Services, Inc.
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                   For the year ended December 31, 1999

                 (in thousands, except per share amounts)

                                                                                PRE-
                                                HISTORICAL    PRE-MERGER    ACQUISITION
                                                 SUPERIOR      SUPERIOR         PMI        (NOTE)    ADJUSTMENTS    PRO FORMA
                                                -----------------------------------------------------------------------------

Revenues                                        $ 113,076     $  34,035     $  44,323      A         $   (122)      $ 191,312
                                                -------------------------------------                               ---------
Costs and expenses:
  Costs of services                                67,364        13,579        39,480      A             (122)        120,301
  Depreciation and amortization                    12,625         4,135         1,058      B              766          18,584
  General and administrative                       23,071        13,146         2,941                                  39,158
                                                -------------------------------------                               ---------

     Total costs and expenses                     103,060        30,860        43,479                                 178,043
                                                -------------------------------------                               ---------

Income from operations                             10,016         3,175           844                                  13,269

Other income (expense):
  Interest expense                                (12,969)         (691)         (624)     C            1,528         (12,756)
  Interest income                                     308                                                                 308
  Other                                                 -                           -                       -               -
                                                -------------------------------------                               ---------

    Income before income tax                       (2,645)        2,484           220                                     821
Provision for income taxes                           (611)          399            49      D              475             312
                                                -------------------------------------                               ---------

Income (loss) before extraordinary losses       $  (2,034)    $   2,085     $     171                               $     509
                                                =====================================                               =========
Net income (loss) per common share and
  common share equivalent                       $   (0.11)                                                          $    0.01
                                                =========                                                           =========

Basic Weighted average shares outstanding          31,131                                                              59,730
                                                =========                                                           =========

Net income (loss) per common share and
  common share equivalent                       $   (0.11)                                                          $    0.01
                                                =========                                                           =========

Diluted Weighted average shares outstanding        31,131                                                              59,987
                                                =========                                                           =========

(A)  The record the elimination of intercompany transactions.

(B) In the Merger, Superior exchanged approximately 30 million shares of Superior common stock for 100% of the outstanding stock of Cardinal. The valuation of Superior's net assets were based upon the approximate
     28.8 million shares of Superior Common Stock outstanding prior to the merger times the trading price of $3.78 at the time of negotiation of the Merger, plus additional capitalized costs of approximately $3 million related to the Cardinal merger costs for professional fees net of $2 million in Superior merger costs. Superior's historical book basis for its property and equipment was considered to be its fair market value. This valuation reflects excess purchase price of $31.6 million, over the fair value of net assets, which has been recorded as goodwill.

     In the PMI Acquisition, Superior acquired PMI for aggregate consideration of $3 million in cash and 610,000 shares of Superior's common stock at the trading price of $5.66 at the time of negotiation of the Merger. The purchase price allocated to net assets was $3.5 million, and the excess purchase price of approximately $3 million, over the fair value of net assets, was recorded as goodwill.

     This adjustment reflects the increase in amortization as a result of goodwill, described above, amortized over 30 years and non compete agreements of approximately $1 million entered into as a result of the Merger amortized over 4 years as follows:

        Additional goodwill amortization from the Merger              $ 565
        Additional goodwill amortization from the PMI Acquisition        80
        Amortization of non-competes                                    121
                                                                      -----
                                                                      $ 766

(C) To record the net decrease in interest expense resulting from a $55 million equity contribution to Cardinal, used to pay down debt, net with $10 million in additional debt incurred for the acquisition of PMI The reduction in interest expense due to the equity contribution uses Cardinal's borrowing rate of 8.12% and the offsetting increase due to the debt incurred for the acquisition of PMI, uses Superior's borrowing rate of 9.12%.

(D)  To adjust the provision for income  taxes to give effect to the Merger
     and  PMI  Acquisition  adjustments,  exclusive   of  the  amortization
     adjustment.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SUPERIOR ENERGY SERVICES, INC.



                              By:    /S/ ROBERT S. TAYLOR
                                          Robert S. Taylor
                                       Chief Financial Officer

Dated: April 20, 2000